                                  EXHIBIT 99.2

                             IMAGE INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and Proxy Statement and does hereby appoint H. Stanley Padgett and Larry M Miller, and either of them with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of IMAGE INDUSTRIES, INC. (the "Company") common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company, to be held at the executive offices of the Company, 1112 Georgia Highway 140, Armuchee, Georgia 30105, at 10:00 o'clock a.m. local time, on August 29, 1996 and at any adjournments or postponements thereof.

                                    PROPOSAL

/ / FOR the proposal to adopt the Agreement and Plan of Reorganization, dated as of May 31, 1996 (the "Merger Agreement"), among the Company, The Maxim Group, Inc. ("Maxim") and TMG-II Merger, Inc., a wholly-owned subsidiary of Maxim (the "Merger Subsidiary") and to approve the merger (the "Merger") of Image and the Merger Subsidiary, pursuant to which the Merger Subsidiary will be merged into Image, with Image thereby becoming a wholly-owned subsidiary of Maxim, and in which each issued and outstanding share of Image common stock will be converted into the right to receive one share of Maxim common stock.

               / / AGAINST the above Proposal.      / / ABSTAIN.

    In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments or postponements thereof. This Proxy may be revoked at any time prior to voting thereof.

           PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

    This proxy, when properly executed, duly returned and not revoked will be voted. It will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposal listed on this Proxy.

                                         Signature(s)

                                         ---------------------------------------

                                         ---------------------------------------

                                         Dated: __________________________, 1996

                                         NOTE: Joint owners should each sign.
                                         When signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such. If the
                                         signatory is a corporation, sign the
                                         full corporate name by a duly
                                         authorized officer.